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                                                                     Exhibit 5.1

                       GOLDMAN, SPRING, SCHWARTZ & KICHLER


                                    ---------

                             BARRISTERS & SOLICITORS


      SUITE 700 - 40 SHEPPARD AVENUE WEST - NORTH YORK - ONTARIO - M2N 6K9
              TELEPHONE (416) 225-9400 - TELECOPIER (416) 225-4805


                                             E-MAIL:    gssk@gssk.com

                                             June 29, 2000


BY COURIER

Changepoint Corporation
1595 Sixteenth Avenue
Suite 702
Richmond Hill, Ontario
L4B 3N9

Dear Sirs:

          At your request, we have examined Amendment No. 2 to the registration statement on Form F-1 filed pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), by Changepoint Corporation, a corporation amalgamated under the laws of the Province of Ontario (the "Company"), with the United States Securities and Exchange Commission (the "SEC") on June 29, 2000 (the "Registration Statement") relating to the registration under the Securities Act of up to 5,750,000 common shares of the Company without par value (the "Shares"), including authorized but unissued Shares being offered by the Company (including Shares subject to the underwriters' over-allotment option). The Shares are to be sold to the underwriters named in the Registration Statement for resale to the public.

EXAMINATIONS

          In connection with this opinion letter, we have examined the following:

     (i) a certified copy of a resolution of the directors of the Company dated February 29, 2000 and a certified copy of a resolution of the shareholders of the Company dated March 3, 2000 (collectively, the "Resolutions") authorizing the issuance of the Shares;

     (ii) the Company's registration statement on Form F-1 (the "Initial Registration Statement") filed on March 8, 2000;

    (iii) Amendment No. 1 to the Initial Registration Statement filed on April 14, 2000; and

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                       GOLDMAN, SPRING, SCHWARTZ & KICHLER

     (iv) the Registration Statement.

          We have also examined such other records and documents provided to us and such statutes, regulations and other public and corporate records of the Company and considered such questions of law as we have considered relevant and necessary for the purposes of the opinions expressed below.

RELIANCE AND ASSUMPTIONS

          For the purposes of the opinion expressed below, we have relied upon the Resolutions and have assumed:

     (i) the genuineness of all signatures on each document that we have examined; and

     (ii) the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise.

OPINION

          Based and relying on the foregoing assumptions and subject to the following qualification and limitation, we are of the opinion that, upon completion of the proceedings proposed by the Company, including the adoption of appropriate resolutions by the pricing committee of the board of directors:

1. The Shares to be offered and sold by the Company pursuant to the Registration Statement have been duly allotted for issuance and, upon the receipt of the consideration therefor, will be validly issued and outstanding as fully paid and non-assessable.

QUALIFICATION

          The foregoing opinion is subject to the qualification that we are solicitors qualified to practice law solely in the Province of Ontario and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.


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                       GOLDMAN, SPRING, SCHWARTZ & KICHLER

LIMITATION

          We consent to the use of this opinion as an exhibit to the Registration Statement and any amendments thereto and further consent to the reference to our firm set forth under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                         Yours very truly,

                                     /s/ GOLDMAN, SPRING,
                                         SCHWARTZ & KICHLER